EXHIBIT 23.1
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ZELLER WEISS & KAHN, LLP
Certified Public Accountants
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                        1084 Route 22 West
                        Mountanside, New Jersey 07092
                        TEL: 908-789-0011
                        FAX: 908-789-0027
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June 14, 2000
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Silver Star Foods, Inc.
P.O. Box 340487
Brooklyn, New York 11234
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We consent to the inclusion in this registration statement
on Form SB-2 of our report dated May 25, 2000, on our audits of the financial statements for the years ended March 31,
2000 and 1999, of Silver Star Foods, Inc.
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/s/ Zeller Weiss & Kahn, LLP
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Zeller Weiss & Kahn, LLP
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